EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-169684 of Metro Bancorp, Inc. on Form S-8 of our report dated June 29, 2011, relating to the financial statements for the year ended December 31, 2010, of the Metro Bank Retirement Savings Plan, which appears in this Annual Report on Form 11-K.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania
June 29, 2011